UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective September 6, 2022 (the “Closing Date”), Ecoark Holdings, Inc., a Nevada corporation (“Ecoark” or the “Company”) completed the Share Exchange Agreement dated August 23, 2022 (the “Agreement”) with Enviro Technologies U.S., Inc., a Florida corporation (“Enviro”) and Banner Midstream Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Banner Midstream”). Pursuant to the terms of the Agreement the Company acquired 12,996,958 shares of Enviro common stock in exchange for 100% of the issued and outstanding shares of Banner Midstream (the “Exchange”). Immediately following the Closing Date, Banner Midstream is a wholly owned subsidiary of Enviro, and Ecoark owns approximately 70% of the issued and outstanding shares of Enviro common stock.

Enviro is a manufacturer and provider of environmental and industrial separation technology. Enviro developed, and now manufactures and sells the V-Inline Separator, a technology that efficiently separates liquid/liquid, liquid/solid or liquid/liquid/solid fluid streams with distinct specific gravities. Current and potential commercial applications and markets include mining, utilities, manufacturing, and waste-to-energy. At June 30, 2022, Enviro had a working capital deficit of $1,445,859, an accumulated deficit of $16,919,328 and for the three and six months ended June 30, 2022, it reported revenues of $39,047 and $59,330, respectively. Enviro is quoted on the OTC Markets under the symbol “EVTN”.

Effective on the Closing Date, Enviro appointed Jimmy R. Galla and Jimmy “JD” Reedy, two individuals designated by Banner Midstream, to serve on the Board of Directors. As such time as Enviro complies with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, the two other current Enviro directors, Raynard Veldman and John A. DiBella, shall resign. On the Closing Date, John A. DiBella, the sole officer of Enviro resigned as the sole officer of Enviro, and Enviro appointed Jim Galla as Enviro’s Chief Executive Officer and Chief Financial Officer. Jim Galla currently serves as Chief Accounting Officer of Ecoark. Jay Puchir, the Chief Financial Officer of Ecoark, currently serves as Chief Executive Officer and President of Banner Midstream. JD Reedy currently serves as Chief Operating Officer of Banner Midstream. Mr. DiBella shall remain the sole executive officer of Florida Precision Aerospace, Inc., a wholly owned subsidiary of Enviro.

Furthermore, pursuant to the Agreement, (i) on August 23, 2022 Enviro issued John A. DiBella and Raynard Veldman 6% unsecured convertible promissory notes in the principal amount of $815,565 and $90,000, respectively, convertible at the option of the holder at $0.06 per share, with a maturity date of 12 months from the Closing Date in satisfaction all of their accrued payroll and Mr. Veldman’s advances to Enviro, and (ii) on the Closing Date Enviro issued John A. DiBella a 6% unsecured promissory note in the principal amount of $139,000, with a maturity date of three months from the Closing Date in satisfaction of Mr. DiBella’s advances to Enviro. In addition, on the Closing Date, all intercompany balances owed by Banner Midstream to Ecoark were eliminated.

The foregoing description of the Exchange and the Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to the Company’s Form 8-K Current Report filed on August 30, 2022.

Item 7.01. Regulation FD Disclosure.

On September 7, 2022, Ecoark and Enviro issued a press release announcing the closing of the Agreement. A copy of this press release is furnished as Exhibit 99.1 to this report. Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required in connection with the closing of the Agreement pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to this report within the time prescribed pursuant to Item 9.01(a) of Form 8-K.

(b)	Pro forma financial information.

The financial statements required in connection with the closing of the Agreement pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to this report within the time prescribed pursuant to Item 9.01(a) of Form 8-K.

(d)	Exhibits.

Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number	Filed or Furnished Herewith
2.1	Share Exchange Agreement dated August 23, 2022, effective September 6, 2022 by and among Enviro Technologies U.S., Inc., Banner Midstream Corp. and Ecoark Holdings, Inc.*	8-K	8/30/22	2.1
99.1	Press release dated September 7, 2022				Furnished
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 12, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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